FOR IMMEDIATE RELEASE
                                                                  August 1, 2005



                        EMPS CORPORATION CHANGES NAME TO
                             CASPIAN SERVICES, INC.


         SALT LAKE CITY, UTAH (PR Newswire) EMPS Corporation (OTC Bulletin
Board: "EPSC") announced today that it has amended its Articles of Incorporation to change its name from EMPS Corporation to Caspian Services, Inc.

         NASDAQ Market Data Integrity has confirmed that the name change and a change in the trading symbol of the Company's common stock will become effective at the open of business on August 2, 2005. The Company's common stock trades on the Over-the-Counter Bulletin Board. The new trading symbol for the Company's common stock will be "CSSV."

         The Company is changing its name to better reflect its business activities in providing a full range of oilfield services in the Caspian Sea region of Western Kazakhstan. The Company provides geophysical and seismic data acquisition and interpretation services; maintains a fleet of vessels in the Caspian Sea that it commissions to companies engaged in oil and gas exploration and development activities in the North Caspian Sea and provides other oilfield services such as lodging and desalinated water in the Port of Bautino. The Company maintains corporate offices in Almaty, Kazakhstan, Aktau, Kazakhstan and Salt Lake City, Utah.

         For more information please contact Laird Garrard, President, at +7 3272 508 477; email: lgarrard@caspianservices.kz.


The information contained in this release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward-looking statements involve risks and uncertainties, including but not limited to, such risks as the implementation of business plans, contract performance, sufficiency of funds and other risks described in the Company's periodic reports on file with the Securities and Exchange Commission.